Exhibit 4.5
FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of October 30, 2007, by and among CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the “U.S. Borrower”), CANADA STARCH OPERATING COMPANY INC., a company constituted under the federal laws of Canada (the “Canadian Borrower”; together with the U.S. Borrower, each individually a “Borrower” and collectively the “Borrowers”), the several banks and other financial institutions and lenders from time to time party hereto (collectively, the “Lenders”), BANK OF MONTREAL, as Canadian Funding Agent for the Canadian Lenders (the “Canadian Funding Agent”), as issuing bank under the Canadian Facility (the “Canadian Issuing Bank”) and as swing line lender under the Canadian Facility (the “Canadian Swing Line Lender”), and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”), as issuing bank under the U.S. Facility (the “U.S. Issuing Bank”) and as swing line lender under the U.S. Facility (the “U.S. Swing Line Lender”).
WITNESSETH:
     WHEREAS, the Borrowers, the Lenders, the Canadian Funding Agent and the Administrative Agent are parties to a certain Revolving Credit Agreement, dated as of April 26, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers;
     WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, the Lenders and the Administrative Agent agree as follows:
     1. Amendments.
     (a) Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Canadian L/C Commitment” in its entirety with the following definition:
     “Canadian L/C Commitment” shall mean a portion of the Canadian Facility Commitments that may be used by the Canadian Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $10,000,000 or the Canadian Dollar Equivalent thereof at any one time.

     2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrowers shall have no rights under this Amendment, until the Administrative Agent shall have received executed counterparts to this Amendment from the Borrowers and the Required Lenders.
     3. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent:
     (a) Each Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to carry on its business as now conducted;
     (b) The execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby, are within each Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) any Borrower’s charter or by-laws or (ii) any law or contractual restriction binding on or affecting any Borrower;
     (c) The execution, delivery and performance by each Borrower of this Agreement and of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any governmental authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any requirements of law applicable to any Borrower or any of its Subsidiaries or any judgment, order or ruling of any governmental authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on any Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by any Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of any Borrower or any of its Subsidiaries;
     (d) This Amendment has been duly executed and delivered and constitutes a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally; and
     (e) After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.
     4. Reaffirmation of Parent Guaranty. The U.S. Borrower consents to the execution and delivery by the Canadian Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Parent Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. The U.S. Borrower acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Canadian Borrower to the Lenders or any other obligation of the Canadian Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Canadian Borrower, the Parent Guaranty Agreement (i) is and shall continue to be a primary obligation of the U.S. Borrower, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the U.S. Borrower under the Parent Guaranty Agreement.
     5. Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.
     6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
     7. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.
     8. Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.
     9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
     10. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

     11. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrowers, by their respective authorized officers as of the day and year first above written.

CORN PRODUCTS INTERNATIONAL, INC., as U.S. Borrower
By:	/s/ CHERYL K. BEEBE
	Name:	Cheryl K. Beebe
	Title:	Vice President and Chief Financial Officer

By:	/s/ KIMBERLY A. HUNTER
	Name:	Kimberly A. Hunter
	Title:	Treasurer

CANADA STARCH OPERATING COMPANY INC., as Canadian Borrower
By:	/s/ CHERYL K. BEEBE
	Name:	Cheryl K. Beebe
	Title:	Vice President and Chief Financial Officer of Corn Products International, Inc., Authorized Signatory of Canada Starch Operating Company Inc.

By:	/s/ KIMBERLY A. HUNTER
	Name:	Kimberly A. Hunter
	Title:	Treasury of Corn Products International, Inc., Authorized Signatory of Canada Starch Operating Company Inc.

Signature Page to First Amendment to Revolving Credit Agreement

SUNTRUST BANK, as Lender, Administrative Agent, U.S. Issuing Bank and U.S. Swing Line Lender
By:	/s/ JEAN-PAUL PURDY
	Name:	Jean-Paul Purdy
	Title:	Director

Signature Page to First Amendment to Revolving Credit Agreement

BANK OF MONTREAL, as Lender, Canadian Funding Agent, Canadian Issuing Bank and Canadian Swing Line Lender
By:	/s/ BEN CIALLELLA
	Name:	Ben Ciallella
	Title:	Vice President

Signature Page to First Amendment to Revolving Credit Agreement

HARRIS N.A., as Lender and Syndication Agent
By:	/s/ ROBERT H. WOLOHAN
	Name:	Robert H. Wolohan
	Title:	Vice President

Signature Page to First Amendment to Revolving Credit Agreement

ING CAPITAL LLC, as Lender and Co-Documentation Agent
By:	/s/ LINA A GARCIA
	Name:	Lina A. Garcia
	Title:	Vice President

Signature Page to First Amendment to Revolving Credit Agreement

COÖPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH, as Lender and Co-Documentation Agent
By:	/s/ PETER GLAWE
	Name:	Peter Glawe
	Title:	Vice President

By:	/s/ BRETT DELFINO
	Name:	Brett Delfino
	Title:	Executive Director

RABOBANK NEDERLAND CANADIAN BRANCH, as Lender
By:	/s/ ROMMEL J. DOMINGO
	Name:	Rommel J. Domingo
	Title:	Vice President

By:	/s/ JASON HOOGENBOOM
	Name:	Jason Hoogenboom
	Title:	Vice president

Signature Page to First Amendment to Revolving Credit Agreement

BANK OF AMERICA, N.A. as Lender
By:	/s/ THOMAS R. DURHAM
	Name:	Thomas R. Durham
	Title:	Senior Vice President

Signature Page to First Amendment to Revolving Credit Agreement

BANK OF CHINA, NEW YORK BRANCH, as Lender
By:	/s/ WILLIAM W. SMITH
	Name:	William W. Smith
	Title:	Deputy General Manager

Signature Page to First Amendment to Revolving Credit Agreement

BANK OF CHINA, LOS ANGELES BRANCH, as Lender
By:	/s/ XIAO WANG
	Name:	Xiao Wang
	Title:	Branch Manager & First Vice President

Signature Page to First Amendment to Revolving Credit Agreement

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as Lender
By:	/s/ JENNIFER LYONS
	Name:	Jennifer Lyons
	Title:	Authorized Signatory

By:	/s/ PHILIP ALLEN
	Name:	Philip Allen
	Title:	Authorized Signatory

Signature Page to First Amendment to Revolving Credit Agreement

FARM CREDIT BANK OF TEXAS, as Lender
By:	/s/ ERIC J. PAUL
	Name:	Eric J. Paul
	Title:	Managing Director

Signature Page to First Amendment to Revolving Credit Agreement

MIZUHO CORPORATE BANK, LTD., as Lender
By:	/s/ HIDEKATSU TAKE
	Name:	Hidekatsu Take
	Title:	Deputy General Manager

Signature Page to First Amendment to Revolving Credit Agreement

NATIONAL CITY BANK OF THE MIDWEST, as Lender
By:	/s/ MICHAEL LEONG
	Name:	Michael Leong
	Title:	Vice President

Signature Page to First Amendment to Revolving Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Lender
By:	/s/ JAMES N. DEVRIES
	Name:	James N. DeVries
	Title:	Senior Vice President

Signature Page to First Amendment to Revolving Credit Agreement

THE BANK OF NEW YORK, as Lender
By:	/s/ DANIEL J. LENCKOS
	Name:	Daniel J. Lenckos
	Title:	Vice President

Signature Page to First Amendment to Revolving Credit Agreement

FARM CREDIT SERVICES OF AMERICA, PCA, as Lender
By:	/s/ BRUCE P. ROUSE
	Name:	Bruce P. Rouse
	Title:	Vice President

Signature Page to First Amendment to Revolving Credit Agreement

FIFTH THIRD BANK (CHICAGO), A MICHIGAN BANKING CORPORATION, as Lender
By:	/s/ JOSEPH A. WEMHOFF
	Name:	Joseph A. Wemhoff
	Title:	Vice President

Signature Page to First Amendment to Revolving Credit Agreement

GREENSTONE FARM CREDIT SERVICES, ACA/FLCA, as Lender
By:	/s/ BEN MAHLICH
	Name:	Ben Mahlich
	Title:	Assistant Vice president/Lending Officer

Signature Page to First Amendment to Revolving Credit Agreement

THE NORTHERN TRUST COMPANY, as Lender
By:	/s/ KEITH BURSON
	Name:	Keith Burson
	Title:	Vice President

Signature Page to First Amendment to Revolving Credit Agreement

1ST FARM CREDIT SERVICES, PCA, as Lender
By:	/s/ DALE A. RICHARDSON
	Name:	Dale A. Richardson
	Title:	VP, Illinois Capital Markets Group

Signature Page to First Amendment to Revolving Credit Agreement

THE BANK OF NOVA SCOTIA, as Lender
By:	/s/ DANA MALONEY
	Name:	Dana Maloney
	Title:	Director

Signature Page to First Amendment to Revolving Credit Agreement

THE BANK OF NOVA SCOTIA — Houston Branch, as US Lender
By:	/s/ J. F. TODD
	Name:	J.F. Todd
	Title:	Managing Director

Signature Page to First Amendment to Revolving Credit Agreement